AS  FILED  WITH  THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 2001
                                                REGISTRATION  NO.  33-_________
-----------------------------------------------------------------------------

                                  UNITED  STATES
                      SECURITIES  AND  EXCHANGE  COMMISSION
                               Washington,  D.C.  20549


                        FORM  S-8  REGISTRATION  STATEMENT
                        UNDER  THE  SECURITIES  ACT  OF  1933


                              Peoplesway.com,  Inc.
              ------------------------------------------------------
              (Exact  name  of  Registrant  as  specified  in  its  charter)


                   NEVADA                                  87-0374559
        ------------------------------            ------------------------
       (State  or  other  jurisdiction  of            (I.R.S.  incorporation  or
               organization)                          Employer  I.D.  No.)


                          2969  Interstate  Street
                     Charlotte,  North  Carolina  28208
                 ---------------------------------------
                 (Address  of  Principal  Executive  Office)

      Issuer's  Telephone  Number,  including  Area  Code:  (704)  393-1860


                            PEOPLESWAY.COM,  INC.
                            2001  INCENTIVE  PLAN
                          ------------------------
                          (Full  title  of  the  plan)


                          Matthew  M.  Monroe,  President
                             Peoplesway.com,  Inc.
                             2969  Interstate  Street
                         Charlotte,  North  Carolina  28208
                                (704)  393-1860
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy  to:

                            Stanley  F.  Freedman,  Esq.
                        Krys  Boyle  Freedman  &  Sawyer,  P.C.
                       600  Seventeenth  Street,  Suite  2700S
                            Denver,  Colorado  80202
                                (303)  893-2300

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                     CALCULATION  OF  REGISTRATION  FEE

-----------------------------------------------------------------------------
                                              Proposed  Maximum  Amount  of
Title  of  Class  of Securities  Amount to be Aggregate          Registration
to  be  Registered               Registered   Offering  Price(1) Fee
-----------------------------------------------------------------------------

Common  Stock, $.001 Par Value   1,000,000    $605,000           $151.25
                                 shares
-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of registration fee based on the average of the bid and ask prices of Registrant's Common Stock in the pink sheets on October 9, 2001.

                                PART  II

           INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


Item  3.  Incorporation  of  Documents  by  Reference.

         The following documents that we have filed with the Commission shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of the filing of such documents:

     1. Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 filed pursuant to Section 13(a) of the Exchange Act on August 14, 2001.

     2. Registrant's Annual Report on Form 10-KSB for Registrant's fiscal year ended March 31, 2001, filed pursuant to Section 13(a) of the Exchange Act on July 16, 2001.

     3. Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on June 21, 2001.

     4. Description of Registrant's Common Stock, $.001 par value, as set forth in Item 8 of Amendment No. 4 to the Registrant's Registration Statement on Form 10-SB filed with the Commission on March 23, 2001.

     5. All documents filed by us, subsequent to the date of this registration statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item  4.  Description  of  Securities.

         Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.

         Not  applicable.

Item  6.  Indemnification  of  Directors  and  Officers.

     Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

     Section 78.751(4) of the NRS limits indemnification under Sections 78.751(1) and 78.751(2) to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determines that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

     The articles of incorporation of Peoplesway provide that the corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers of the corporation, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement before or after suit is commenced, in connection with any claim, action, suit or proceeding in which they are made parties, except in relation to matters as to which any such officer or director shall be judged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty.

Item  7.  Exemption  From  Registration  Claimed.

         Not  applicable.

Item  8.  Exhibits.

  EXHIBIT
  NUMBER         DESCRIPTION                             LOCATION

  4.1     Articles  of  Incorporation             Incorporated  by  reference
                                                  to  Exhibit  3(i)  to  the
                                                  Registrant's  Form  10-SB
                                                  Registration  Statement

  4.2     Bylaws                                  Incorporated  by  reference
                                                  to  Exhibit  3(ii)  to  the
                                                  Registrant's  Form  10-SB
                                                  Registration  Statement

  5.1     Opinion  of  Krys  Boyle                Filed  electronically
          Freedman  &  Sawyer,  P.C.              herewith

 23.1     Consent  of  Krys  Boyle                Contained  in  Exhibit  5.1
          Freedman  &  Sawyer,  P.C.

 23.2     Consent  of  Michael  J.  Bongiovanni,  Filed  electronically
          Certified  Public  Accountant           herewith

 23.3     Consent of  Parella  & Associates, P.A. Filed  electronically herewith


Item  9.  Undertakings.

         The  undersigned  Registrant  hereby  undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on October 9, 2001.
                                    Peoplesway.com,  Inc.


                                   /s/  Matthew  M.  Monroe,  President
                                    By: ____________________________________
                                        Matthew  M.  Monroe,  President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                         TITLE                       DATE



/s/  Donald  R.  Monroe            Chairman of the             October 9, 2001
___________________________        Board
Donald  R.  Monroe


/s/  Matthew  M.  Monroe            President                  October  9, 2001
___________________________         and  Director
Matthew  M.  Monroe


/s/  Eugene  M.  Johnston           CEO, Secretary/            October 9, 2001
___________________________         Treasurer  and  Director
Eugene  M.  Johnston